UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
May 13, 2014 (May 9, 2014)

Alamo Group Inc.
(Exact name of registrant as specified in its charter)

State of Delaware (State or Other Jurisdiction of Incorporation)	0-21220 (Commission file number)	74-1621248 (I.R.S. Employer Identification No.)

1627 E. Walnut
Seguin, Texas 78155
(Address of Registrant’s principal executive offices, including zip code)

(830) 379-1480

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Third Amendment to Membership Interests and Partnership Interests Purchase Agreement

On February 24, 2014, Alamo Group Inc. (the “Company”) and Alamo Group (USA) Inc., a wholly-owned subsidiary of the Company (the “Purchaser”), entered into a Membership Interests and Partnership Interests Purchase Agreement (the “Purchase Agreement”) with Specialized Industries LP (the “Seller”) for the purchase and sale of all of the ownership interests in Super Products LLC (“Super Products”), Wausau- Everest L.P. (“WE LP”), Howard P. Fairfield LLC (“HPF”), and certain related entities (collectively, the “Transferred Entities”) (the “Acquisition”).  The Transferred Entities own certain assets and properties that are used for the manufacture and sale of a diverse range of industrial products (the “Businesses”). These Businesses include the businesses of (1) Super Products, a manufacturer of vacuum trucks and related equipment parts and service, (2) WE LP, a manufacturer of snow removal equipment, and (3) HPF, a dealer/distribution operation primarily in the New England area.

On May 9, 2014, the Company, the Purchaser and the Seller entered into the Third Amendment to the Purchase Agreement (the “Third Amendment”) to, among other things:

•
provide for the closing of the Acquisition five business days following the termination of the applicable waiting period under the Hart–Scott–Rodino Antitrust Improvements Act of 1976, as amended, or at such other time agreed by the Purchaser and the Seller;

•	specify the payments of certain bonuses to holders of profits interests in the Seller and other individuals and make related adjustments to the closing mechanics of the Acquisition; and

•	make certain changes in the agreements to be terminated prior to the closing of the Acquisition.

The above description of the Third Amendment is qualified in its entirety by reference to the Third Amendment, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Ninth Amendment of Amended and Restated Revolving Credit Agreement

On May 12, 2014, the Company entered into the Ninth Amendment of Amended and Restated Revolving Credit Agreement (the “Ninth Credit Agreement Amendment”), by and among the Company, the lenders party thereto and Bank of America, N.A. as administrative agent. The Ninth Credit Agreement Amendment amends certain provisions of the Company’s revolving line of credit and letter of credit facility (the “Credit Facility”) to, among other things:

•	increase the lenders’ aggregate commitment to a maximum of $250 million, or at the option of the Company, up to $300 million, subject to certain conditions set forth therein;

•	extend the termination date of the Credit Facility to May 2, 2019;

•	make certain changes in the applicable interest margin payable by the Company on specified advances;

•	modify the leverage ratio covenant to clarify that the Acquisition is a permitted acquisition for purposes of the leverage ratio covenant;

•
release Alamo Group (SMC) Inc. from its guaranty of amounts due under the Credit Facility and remove Alamo Group (SMC) Inc. as a member of the group of subsidiaries of the Company that are obligors under the Credit Facility (the “Obligated Group”, as such term is defined therein);

•	add a covenant that the Company will not permit Alamo Group (SMC) Inc. to hold total assets in excess of $5 million;

•
add Howard P. Fairfield, LLC, Fond du Lac Investments, LLC, Super Products LLC, Wausau-Everest L.P., Wausau Equipment Company, Inc. and Wausau-Everest GP, LLC as members of the Obligated Group and provide for each of them to execute a guaranty of amounts due under the Credit Facility;

•	add certain provisions relating to any defaults by lenders under the Credit Facility;

•	make certain changes to the Company’s obligations regarding tax withholdings or deductions, indemnification for tax matters and add provisions relating to foreign lenders and other tax matters;

•	provide that the Company will compensate the lenders for increased costs incurred by virtue of certain changes in law, capital requirements, additional taxes, or other specified matters;

•	make certain changes to the provisions relating to any illegality of Eurodollar advances, increased costs for Eurodollar advances, or inability to determine Eurodollar rates;

•	add a keepwell obligation in relation to members of the Obligated Group that do not meet certain minimum capitalization and other criteria;

•	make certain changes to the assignment and assumption provisions; and

•	add Amegy Bank National Association as a lender, substitute Compass Bank as documentation agent and add Wells Fargo Bank as Syndication Agent.

The above description of the Ninth Credit Agreement Amendment is qualified in its entirety by reference to the Ninth Credit Agreement Amendment, which is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On May 13, 2014, the Company, the Purchaser and the Seller completed the closing of the Acquisition. Total consideration paid in the Acquisition was approximately $190 million in cash, on a debt free basis, and is subject to certain post-closing adjustments. The Company financed the Acquisition through $190 million in new borrowings under the Credit Facility.

There are no material relationships between any member of the Seller, on the one hand, and the Company, the Purchaser or any of their respective affiliates, directors or officers, or any associate of any such director or officer, on the other hand, other than with respect to the Purchase Agreement and the ancillary agreements referred to therein and the transactions contemplated thereby.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Items 1.01 and 2.01 of this report are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)  Financial statements of business acquired.

The financial statements, to the extent required by this Item with respect to the Purchase Agreement, will be filed by amendment to this report no later than 71 calendar days after the date on which this report was required to be filed pursuant to Item 2.01.

(b)  Pro forma financial information.

The pro forma financial information, to the extent required by this Item with respect to the Purchase Agreement, will be filed by amendment to this report no later than 71 calendar days after the date on which this report was required to be filed pursuant to Item 2.01.

(d)  Exhibits.

10.1
Third Amendment to Membership Interests and Partnership Interests Purchase Agreement, dated as of May 9, 2014, by and between Alamo Group (USA) Inc., as Purchaser, Specialized Industries LP, as Seller, and Alamo Group Inc.

10.2
Ninth Amendment of Amended and Restated Revolving Credit Agreement, dated as of May 12, 2014, by and between Alamo Group Inc., the lenders party thereto and Bank of America, N.A., as administrative agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned authorized officer.

Alamo Group Inc.

Date: May 13, 2014	By:	/s/ Robert H. George
Robert H. George Vice President

EXHIBIT INDEX

Exhibit No.	Description

10.1
Third Amendment to Membership Interests and Partnership Interests Purchase Agreement, dated as of  May 9, 2014, by and between Alamo Group (USA) Inc., as Purchaser, Specialized Industries LP, as Seller, and Alamo Group Inc.

10.2
Ninth Amendment of Amended and Restated Revolving Credit Agreement, dated as of May 12, 2014, by and between Alamo Group Inc., the lenders party thereto and Bank of America, N.A., as administrative agent